UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2012

Nabi Biopharmaceuticals

(Exact name of registrant as specified in its charter)

Delaware	000-04829	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12270 Wilkins Avenue Rockville, Maryland	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 770-3099

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Merger Implementation Agreement

On August 6, 2012, Nabi Biopharmaceuticals, a Delaware corporation (“Nabi”), and Biota Holdings Limited, a Melbourne, Australia company (“Biota”), entered into an amendment deed (the “Amendment”) to the merger implementation agreement (the “Transaction Agreement”), dated April 22, 2012, between Nabi and Biota. As disclosed previously, pursuant to the Transaction Agreement, Nabi and Biota will undertake a business combination under Australian corporate law such that each ordinary share of Biota capital stock (the “Biota Shares”) will be exchanged for newly issued shares of Nabi common stock (the “Nabi Shares”), and Biota will become a wholly-owned subsidiary of Nabi (the “Transaction”). In connection with the Transaction, Nabi will change its name to “Biota Pharmaceuticals, Inc.” but will remain listed on the NASDAQ Stock Market and headquartered in the USA. A copy of the Transaction Agreement was included as Exhibit 2.1 to the Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 23, 2012.

The original terms of the Transaction Agreement provided that, subject to the terms and conditions of the Transaction Agreement, upon the completion of Transaction, each Biota Share outstanding immediately prior to the completion of the Transaction will be transferred to Nabi in exchange for 0.669212231 Nabi Shares (the “Original Exchange Ratio”). The Transaction Agreement also provided that the Original Exchange Ratio is subject to an adjustment if Nabi completes an issuer tender offer in order to preserve the respective percentage of shares of the outstanding common stock of the combined company to be held immediately after the completion of the Transaction by Biota’s former stockholders on the one hand (collectively being approximately 74%) and Nabi’s existing stockholders on the other hand (collectively being approximately 26%). As previously disclosed, Nabi purchased 14,547,996 shares of Nabi common stock in its issuer tender offer that expired on July 30, 2012. In connection therewith, the Original Exchange Ratio was adjusted pursuant to the terms of the Transaction Agreement to 0.448722952 Nabi Shares for each Biota Share.

The Amendment amends the Transaction Agreement to provide that, in the event Nabi implements a reverse stock split with respect to its common stock prior to the completion of the Transaction as contemplated by the Transaction Agreement, the number of Nabi Shares to be issued in exchange for each Biota Share will be adjusted in order to preserve the respective percentage of shares of the outstanding common stock of the combined company to be held immediately after the completion of the Transaction by Biota’s former stockholders on the one hand (collectively being approximately 74%) and Nabi’s existing stockholders on the other hand (collectively being approximately 26%). Nabi currently expects that the reverse stock split, if approved by Nabi’s stockholders, will be implemented immediately prior to the completion of the Transaction.

A copy of the Amendment is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The description of the Amendment included in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Amendment set forth on Exhibit 2.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following document is filed herewith as an exhibit to this report:

Exhibit Number	Description of Exhibit

2.1	Amendment Deed, dated August 6, 2012, to the Merger Implementation Agreement, dated April 22, 2012, between Nabi Biopharmaceuticals and Biota Holdings Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nabi Biopharmaceuticals

Date: August 8, 2012	/s/ Raafat E.F. Fahim, Ph.D.
Name: Raafat E.F. Fahim, Ph.D.
Title: President and Chief Executive Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Amendment Deed, dated August 6, 2012, to the Merger Implementation Agreement, dated April 22, 2012, between Nabi Biopharmaceuticals and Biota Holdings Limited